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                                                                   EXHIBIT 10.14

                                 LEASE AGREEMENT

         This Lease Agreement (the "Lease") made and entered into as of April 25, 2003 by and between NORTHPOINT ATRIUM LIMITED PARTNERSHIP, ("Landlord"), and ASSET ACCEPTANCE, LLC ("Tenant")

                                   WITNESSETH

         In consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

         1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord, on the terms and conditions set forth herein that portion ("Leased Premises") of the SECOND (2ND) Floor of the NORTHPOINT ATRIUM OFFICE BUILDING (the "Building") located on the tract of land (the "Land") in Bexar County, Texas described in Exhibit "A" hereto, which is designated as SUITE 200 and is the cross-hatched area set forth on Exhibit "B" hereto consisting of approximately 27,265 square feet of Rentable Area (as hereinafter defined). The street address of the Building is 10500 HERITAGE STREET, San Antonio, Texas 78216. In addition, Tenant, its agents, employees and invitees shall have the non-exclusive right, along with Landlord and all other tenants in the Building and its and their respective agents, employees and invitees, to use the common areas in the Building and the uncovered parking areas on the Land, except any portions thereof designated for the use of specific tenants, subject to the Rules and Regulations (as defined in Paragraph 16 of this Lease). Tenant's Rentable Area is defined as follows:

         (a) If the Leased Premises constitutes all of the space available for use by tenants on a single floor the Rentable Area is (i) the entire area bounded by the inside surface of the exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building on such floor, less the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, and pipe shafts; (ii) all the areas used for elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, janitor closets, electrical rooms, telephone closets, and all vertical penetrations included for the special use of Tenant; and (iii) columns and other structural portions and/or projections of the Building situated on such floor.

         (b) If the Leased Premises constitutes less than the entire space rentable to tenants on the floor on which the Leased Premises is situated, the Rentable Area of the Leased Premises includes
                  (i) the entire area included within the Leased Premises, being the area bounded by the inside surface of any exterior glass walls, (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding the Leased Premises, the exterior of all walls separating the Leased Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating Leased Premises from other areas leased or to be leased to other tenants on such floor; (ii) a pro rata portion of the area covered by the elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, janitor closets, electrical rooms and telephone closets situated on such floor; (iii) all vertical penetrations that are included for the special use of Tenant; and (iv) columns and other structural portions and/or projections of the Building.

         (c) For the purposes of this Lease, the Rentable Area for the entire Building is 86,648 SF.

         2. USE. Tenant shall use the Leased Premises solely as a business or professional office and for no other purpose without the prior written consent of Landlord. Landlord neither states nor implies a warranty of suitability of the Leased Premises for Tenant's intended use and Tenant hereby waives any such warranty of suitability.

Northpoint Atrium Office Lease                                            Page 1

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         3.       TERM. Subject to the other provisions herein, the term of this
Lease is SIXTY (60) months (the "Term"), beginning on the date (the
"Commencement Date") which is THE LATER OF MAY 1, 2003 OR UPON SUBSTANTIAL COMPLETION OF THE IMPROVEMENTS TO BE CONSTRUCTED OR INSTALLED BY THE LANDLORD (SECTION I OF ADDENDUM). IN NO EVENT SHOULD TENANT BE RESPONSIBLE FOR THE SIMULTANEOUS PAYMENT OF RENT FOR SUITE 200 AND THE SPACE CURRENTLY OCCUPIED BY TENANT ON THE FIRST FLOOR. The occupancy of the Leased Premises by Tenant shall be conclusive evidence of Tenant's acceptance of the Leased Premises as suitable for the purposes for which the same is leased and that Landlord has fully complied with its obligations contained in this Lease with respect to the completion of the Leased Premises. SUBSEQUENT TO OCCUPYING THE PREMISES, TENANT SHALL EXECUTE AND DELIVER TO LANDLORD A LETTER ACKNOWLEDGING THE COMMENCEMENT DATE.

         4. RENTAL. The base rental ("Rental") payable for each calendar month during the Term of this Lease shall be as follows:

               ANNUAL                 MONTHLY BASE
YEAR          RATE/RSF                   RENTAL
 1             $15.00                  $34,081.25
 2             $15.50                  $35,217.29
 3             $16.00                  $36,353.33
 4             $16.50                  $37,489.38
 5             $17.00                  $38,625.42

In addition to the Rental provided for in this Paragraph 4, Tenant shall pay the additional rental ("Additional Rental") provided for in Paragraph 5 hereof and all other sums required to be paid pursuant to the terms of this Lease.

         5. ADDITIONAL RENTAL. As used herein, the terms: (i) "Operating Expenses" means the aggregate of the ad valorem taxes and assessments (or any substitute taxes) attributable to the Land and Building, premiums for all policies of insurance on and relating to the operation of the Building, and all costs and expenses of repairing, maintaining and operating the Land and Building, including, without limitation, charges for water, gas, electricity, heating, air-conditioning and other utilities furnished to the Building, janitorial service, management fees, and the cost of all labor, payments to independent contractors, materials, tools and supplies for maintenance, repair and operation of the Building; (ii) "Base Operating Expenses" shall mean the Actual Operating Expenses for the calendar year 2003 (the "Actual Operating Expenses" shall be the final, reconciled Operating Expenses for any given year); and (iii) "Tenant's Share" shall mean 32.8%, expressed in a monetary sum. Tenant agrees to pay Landlord (such "Additional Rental") in the amounts assessed by Landlord in accordance with the further provisions of this Paragraph 5.

         (a) Not later than December 15 of each year during the Term of this Lease, Landlord shall deliver to Tenant a notice ("Estimated Operating Expense Notice") setting forth: (i) Landlord's estimate ("Estimated Operating Expense") of the Operating Expenses for the next calendar year; and (ii) Tenant's Share of the excess of such Estimated Operating Expense over the Base Operating Expenses.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, ANY CONTROLLABLE OPERATING COSTS IN EXCESS OF THE CONTROLLABLE OPERATING COSTS CAP FOR THE APPLICABLE CALENDAR YEAR WILL BE EXCLUDED FROM THE CALCULATION OF THE BASE RENT ADJUSTMENT EACH CALENDAR YEAR. FOR ANY CALENDAR YEAR, "CONTROLLABLE OPERATING COST" MEANS ALL OPERATING COSTS FOR THAT CALENDAR YEAR OTHER THAN COSTS OF UTILITIES, TAXES AND INSURANCE CARRIED BY LANDLORD AND COSTS OF LICENSES, PERMITS AND INSPECTION FEES AND "CONTROLLABLE OPERATING COSTS CAP" MEANS AN AMOUNT CALCULATED BY INCREASE CONTROLLABLE OPERATING COSTS IN THE BASE YEAR AT A RATE OF FIVE PERCENT (5%) PER ANNUM FOR EACH PRIOR CALENDAR YEAR OF THE TERM OR FRACTION THEREOF ELAPSED AFTER

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                  THE COMMENCEMENT DATE.

         (b) Following delivery of the Estimated Operating Expense Notice Tenant shall pay with each payment of Rental a sum equal to one-twelfth (1/12th) of the Tenant's Share of the excess of Estimated Operating Expenses over the Base Operating Expenses commencing with the Rental payment due next following the delivery of such Estimated Operating Expense Notice and continuing until the due date of the Rental payment next following the delivery of a subsequent Estimated Operating Expense Notice.

         (c) Should the actual Operating Expenses for any calendar year exceed the Estimated Operating Expenses for such year or in the case of the year in which this Lease commences ("First Year") the actual Operating Expenses exceed the Base Operating Expenses, Tenant shall pay Tenant's Share of such excess with the payment of Rental next due following the expiration of fifteen (15) days from Landlord's delivery to Tenant of a notice ("Actual Operating Expense Notice") setting forth: (i) the actual Operating Expenses for the appropriate calendar year in reasonable detail; and (ii) the Tenant's Share of the excess of the actual Operating Expenses over the Estimated Operating Expenses for such year or the Base Operating Expenses in the case of the First Year. Landlord's failure to deliver an Actual Operating Expense Notice within ninety (90) days following the end of a calendar year shall constitute Landlord's waiver of the right to assess any Additional Rental pursuant to this subparagraph (c) for such calendar year. Provided, however, such a waiver shall not constitute a waiver of the right to such Additional Rental for other years.

         (d) If the Term of this Lease includes less than all of any calendar year, Tenant's Share for such year shall be the percentage stated above multiplied by a fraction the numerator of which is the number of months of the Term of this Lease included in such calendar year and the denominator of which is twelve (12). The provisions of this Paragraph shall survive the expiration or termination of this Lease.

         (e) NOTWITHSTANDING THE FOREGOING, OPERATING EXPENSES SHALL NOT INCLUDE THE FOLLOWING:

                  i. PRINCIPAL OR INTEREST PAYMENTS ON LOANS OR OTHER DEBTS FOR BORROWED MONEY WHETHER OR NOT SECURED BY MORTGAGES OR TRUST DEEDS ON THE BUILDING OR LAND OR ANY LATE FEES, LOAN FEES OR OTHER CLOSING EXPENSES IN CONNECTION WITH SUCH LOANS, DEBTS OR GROUND LEASE RENT;

                  ii.   LEASING COMMISSIONS;

                  iii. THE COST OF TENANT INSTALLATIONS AND DECORATIONS INCURRED IN CONNECTION WITH PREPARING, ALTERING OR IMPROVING SPACE FOR ANY TENANT;

                  iv. SALARIES OR FRINGE BENEFITS OF PERSONNEL ABOVE THE GRADE OF "GENERAL MANAGER";

                  v. COSTS INCURRED IN CONNECTION WITH ANY LITIGATION INVOLVING LANDLORD, AND ANY JUDGMENTS OR AWARDS AGAINST LANDLORD WHICH RESULT FROM SUCH LITIGATION OR ANY SETTLEMENT IN LIEU THEREOF, INCLUDING WITHOUT LIMITATION, LANDLORD'S ENFORCEMENT OF LEASES WITH TENANTS IN THE BUILDING, INCLUDING COURT COSTS AND ATTORNEYS' FEES AND DISBURSEMENTS IN CONNECTION WITH ANY SUMMARY PROCEEDINGS TO DISPOSSESS ANY TENANT.

                  vi. COSTS INCURRED IN CONNECTION WITH THE MAKING OF REPAIRS WHICH ARE THE OBLIGATION OF ANOTHER TENANT OF THE BUILDING;

                  vii. EXPENSES INCURRED IN CONNECTION WITH RESTORATION OF THE BUILDING DUE TO DAMAGE AND DESTRUCTION OR CONDEMNATION;

                  viii. COSTS INCURRED BY LANDLORD AS A RESULT OF THE LANDLORD'S
                        BREACH OF THIS LEASE OR ANY OTHER LEASE WITH A TENANT OF THE BUILDING.

Northpoint Atrium Office Lease                                            Page 3

IF AT ANY TIME DURING THE TERM (INCLUDING THE BASE YEAR) THE BUILDING IS LESS THAN 95% OCCUPIED OR LANDLORD IS NOT SUPPLYING SERVICES TO AT LEAST 95% OF THE RENTABLE AREA OF THE BUILDING DURING AN ENTIRE CALENDAR YEAR, THEN LANDLORD SHALL ADJUST THOSE COMPONENTS OF OPERATING EXPENSES WHICH VARY WITH OCCUPANCY TO LANDLORD'S ESTIMATE OF THAT AMOUNT WHICH WOULD HAVE BEEN PAID OR INCURRED BY LANDLORD AS OPERATING EXPENSES (INCLUDING BOTH VARIABLE AND NON-VARIABLE COMPONENTS) HAD THE BUILDING BEEN 95% OCCUPIED OR SERVICED, AND THE OPERATING EXPENSES AS SO ADJUSTED SHALL BE DEEMED TO BE THE ACTUAL OPERATING EXPENSES FOR SUCH CALENDAR YEAR.

        (f).TENANT SHALL HAVE THE RIGHT, AT ITS SOLE COST, FOR A PERIOD OF 90 DAYS AFTER TENANT'S RECEIPT OF A STATEMENT, TO REVIEW AND/OR AUDIT LANDLORD'S RECORDS OF OPERATING EXPENSES AND TAXES FOR THE CALENDAR YEAR TO WHICH SUCH STATEMENT PERTAINS. IF SUCH AUDIT DISCLOSES AN ERROR IN THIS STATEMENT, THE DIFFERENCE SHALL PROMPTLY BE PAID BY, OR CREDITED TO, TENANT, AS APPROPRIATE. IF TENANT DOES NOT EXERCISE ITS RIGHT OF REVIEW AND/OR AUDIT WITHIN SUCH 90 DAY PERIOD, THIS RIGHT OF REVIEW AND/OR AUDIT SHALL EXPIRE AND THE STATEMENT TO WHICH SUCH 90 DAY PERIOD PERTAINS SHALL BE FINAL AND BINDING UPON TENANT.

         6. PAYMENTS BY TENANT. On or before the first day of each calendar month during the Term hereof, Tenant shall pay to Landlord in advance for such month the Rental together with any Additional Rental provided for herein then in effect without notice or demand except as provided in Paragraph 5 commencing with the first day of the first month following the Commencement Date. All payments due hereunder shall be paid in lawful money of the United States of America at the time of payment at the address of Landlord as set forth below, or if Landlord so requests Tenant in writing, by sending such amount to such other party or place in Bexar County, Texas as Landlord may designate from time to time in a written notice to Tenant. If this Lease commences or terminates on any day other than the first or last day of a calendar month or year, the Rental (but not the Additional Rental) due hereunder shall be prorated. Tenant's responsibility to pay such Rental and Additional Rental is an independent covenant and, unless expressly agreed to in writing by Landlord, Tenant shall not be entitled to require Landlord's demand, nor for Tenant to deduct from or set off against such payments any sums owing or claimed to be owing by Landlord to Tenant; and, no condition or circumstances shall entitle Tenant to an abatement of any such payment. In the event the Rental and Additional Rental, if any, is not received by Landlord on or before the TENTH
(10TH) day of the month in which it is due, Tenant shall pay an additional sum ("Late Charge") equal to FIVE PERCENT (5%) of the amount of the Rental and Additional Rental due and payable which sum shall be immediately due and payable and tendered with the payment of such Rental and Additional Rental, if any. The Late Charge shall be compensation to Landlord for the additional expense involved in the handling and processing of late payments.

         7. LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS. If Tenant fails to perform any one or more of its obligations hereunder, then in addition to the other rights, remedies and recourses available to Landlord hereunder, at law or in equity, and without waiving any such rights, remedies or recourses or the existence of any default by Tenant, Landlord shall have the right (but not the obligation) to perform such obligation of Tenant, and Tenant shall reimburse Landlord upon demand for all expenses, including reasonable attorney's fees incurred by Landlord in performing such obligations, together with interest thereon at the highest rate allowed by applicable law or if there is no such highest rate at the rate of one and one half percent (1.5%) per month.

         8. LANDLORD'S CONSTRUCTION. Landlord shall provide the Leased Premises in an "as is" condition except as described otherwise herein.

         9.       TENANT IMPROVEMENTS.

         (a) After the Commencement Date, Tenant, at its sole cost and risk, shall have the right to make alterations, additions or changes to the interior of the Leased Premises ("Tenant Improvements") if such alterations, additions or changes, in the judgment of Landlord: (i)

Northpoint Atrium Office Lease                                            Page 4
                  are normal for office use; (ii) do not adversely affect the utility of the Leased Premises for future tenants; (iii) do not alter the exterior appearance of the Building; (iv) do not impair the structural soundness of the Leased Premises or of the Building; or (v) are not otherwise prohibited herein or in the Rules and Regulations (as hereinafter defined); provided, however, no such MATERIAL alterations, additions or changes to the Leased Premises shall be made without Landlord's prior written consent, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. All MATERIAL Tenant Improvements shall be made by workmen and contractors approved in advance in writing by Landlord. All such work shall be done in a manner so as to create the least possible disruption and inconvenience to other tenants in the Building and other workmen and contractors performing work in the Building. MATERIAL SHALL BE DEFINED AS $10,000 PER ALTERATION, $25,000 YEAR TOTAL.

         (b) After the Commencement Date, Tenant, subject to the further terms hereof and at its sole cost and expense, shall have the right to install within the Leased Premises all equipment, facilities and other improvements required by Tenant for the conduct of its business in the Leased Premises. Tenant shall not, without the specific written consent of Landlord and Tenant's written agreement to pay additional costs resulting therefrom, install any apparatus or device within the Leased Premises, including, but not limited to, electronic data processing machine, punch card machine or any other machine, which: (i) weighs in excess of 1,500 pounds individually, and which when added to all other live loads (exclusive of partitions) exceeds the equivalent of 50 pounds per square foot for the entire structural bay affected; (ii) uses electrical power in excess of 120-277 volts or 15 amperes; or
                  (iii) in any way increases the amount of electrical power, water, gas, heating or air conditioning used by Tenant in the Leased Premises to an amount in excess of the amount usually furnished at such time for use by tenants in general office space in the Building.

         (c) Tenant may remove its trade fixtures, property (including office supplies) and moveable office furniture and equipment not attached to the Building provided: (i) such removal is made prior to the expiration or termination of this Lease;
                  (ii) Tenant is not then in default in the performance of its obligations under this Lease; and (iii) Tenant promptly repairs all damage caused by such removal, ORDINARY WEAR AND TEAR ACCEPTED. All other property located in the Leased Premises, any Tenant Improvements to the Leased Premises, and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as part thereof upon the expiration or termination of this Lease, Tenant hereby waiving all rights to any payment or compensation therefore. However, if Landlord so requests in writing, Tenant shall, prior to the expiration or termination of this Lease, remove any and all Tenant Improvements, fixtures, equipment and property placed or installed by it in the Leased Premises and shall repair any damage caused by such removal.

         10. LIENS. Tenant shall not permit any mechanics', materialmen's or other liens to be fixed or placed against the Leased Premises, the Building, or the Land and shall immediately discharge (in a manner suitable to Landlord) any such lien which is allegedly fixed or placed against the Leased Premises, the Building or the Land by or through Tenant. Tenant shall indemnify and hold Landlord harmless from and against claims, liabilities, judgments or costs (including attorney's fees) arising out of any lien allegedly fixed or placed on the Leased Premises, the Building, or the Land.

         11.      SERVICES TO BE FURNISHED BY LANDLORD.

         (a) Subject to the other matters referred to herein, Landlord shall, at its own expense, furnish to Tenant the following services during the Term of the Lease:

Northpoint Atrium Office Lease                                            Page 5

                  (i) Janitorial service provided five (5) nights per week in a manner similar to other Class "A" office buildings in San Antonio.

                  (ii) Elevator service for all public areas in the manner and to the extent deemed by Landlord to be reasonable and standard.

                  (iii) Air conditioning and heating as reasonably required in Landlord's judgment for comfortable use and occupancy of the Leased Premises under normal office conditions from 7:00 a.m. to 7:00 p.m. Monday through Friday, and 7:00 a.m. to 1:00 p.m. Saturday, but not on Sundays or such holidays as Landlord determines will be observed from time to time by tenants occupying a majority of the area in the Building.

                  (iv) Replacement of lamps in the ceiling of the Leased Premises excluding any lamps not included in the building standard and not installed by Landlord;

                  (v) Cold water (at normal temperature of the supply of water to the Building) for lavatory purposes in the restrooms on each floor, refrigerated water for drinking purposes at such location or locations on each floor as is designated by Landlord, and hot water (from the regular Building supply at the prevailing temperatures) for lavatory purposes in the restrooms on each floor, all such water service to be supplied from the regular supply of water to the Building through fixtures installed by Landlord or by Tenant with Landlord's written consent;

                  (vi) Electrical services to the Leased Premises required by Tenant in the normal use and occupancy of the Leased Premises not to exceed 120-277 volts or 15 amperes, at the locations provided in the plans and specifications furnished or to be furnished pursuant to Paragraph 8.

         (b) The obligation of Landlord to supply the electrical, water, air conditioning and heating services shall be subject to all laws, rules and regulations of any governmental authorities and the supplier of such utilities to the Building and any reduction in such services by the supplier thereof shall not cause Landlord to be in default hereunder.

         (c) If the use of the Leased Premises requires the providing of additional electrical, air conditioning or heating service to the Leased Premises, Tenant shall pay Landlord the additional expense resulting therefrom as determined from time to time by Landlord at such times as provided by separate written agreement executed by Tenant and Landlord simultaneously with the execution of this Lease; provided, however, that nothing in this Paragraph 11 shall permit the use or installation of any equipment in violation of the provisions of Paragraph 9. Without limiting the foregoing provisions of this subparagraph
                  (c) of this Paragraph 11, if in Landlord's reasonable opinion the Tenant's use of any fixtures or equipment causes or would cause the use of more electrical service to the Building than the amount allocated to the Leased Premises, Landlord may install instruments for measuring the electrical service used by said fixtures and equipment AT LANDLORD'S SOLE COST AND EXPENSE. In such event, Tenant shall pay an Additional Electrical Charge (as hereafter defined) within ten (10) days following Landlord's delivery of written demand for same. If any Additional Electrical Charge is not received by Landlord within said period, Tenant shall pay a Late Charge calculated and payable in accordance with the provisions of Paragraph 6. The Additional Electrical Charge shall ONLY include Landlord's actual costs of the electrical service used by said fixtures and equipment,

Northpoint Atrium Office Lease                                            Page 6

         (d) No interruption, curtailment, reduction or malfunction of any such services, including, but not limited to, interruptions for repair of service pipes and lines, shall: (i) constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or Building; (ii) constitute a breach by Landlord of any of its obligations hereunder; (iii) render Landlord liable for damages; (iv) entitle Tenant to be relieved from any of its obligations hereunder; or (v) grant Tenant any right of set-off or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence to restore such service. NOTWITHSTANDING THE FOREGOING, IF (a) ANY INTERRUPTION OF BUILDING SERVICES CAUSES ALL OR A MAJORITY OF THE PREMISES TO BE UNTENATABLE FOR A PERIOD OF THREE (3) BUSINESS DAYS OR MORE IF CAUSED BY LANDLORD OR LANDLORD'S EMPLOYEES, AGENTS OR REPRESENTATIVES, OR SEVEN (7) CONSECUTIVE BUSINESS DAYS IN ANY OTHER EVENT, RENT SHALL BE ABATED PROPORTIONATELY FROM THE DATE OF INTERRUPTION UNTIL THE SERVICE IS RESTORED.

         (e) In the event that Tenant desires air conditioning or heating at any time or times other than as specified in subpart (iii) of subparagraph (a) of this Paragraph 11, and Landlord consents to the furnishing of such service at the time or times requested by Tenant, Tenant shall be charged for such air conditioning or heating furnished by Landlord during such periods at Landlord's then standard hourly rate applicable during the periods when such services are furnished. SUCH RATE SHALL CORRESPOND TO THE KILOWATT PRICE INDEX PUBLISHED BY CITY PUBLIC SERVICE.

         12. REPAIRS AND CARE OF LEASED PREMISES BY TENANT. Tenant shall not injure the Leased Premises or the Building nor commit or allow any waste or damage to be committed therein, and shall maintain the Leased Premises in a clean and attractive condition and in good repair, except as to damage required to be repaired by Landlord. Upon the expiration or termination of this Lease. Tenant shall surrender and deliver up the Leased Premises to Landlord in as good condition as exists on the Commencement Date, excepting only ordinary wear and tear and damage arising from fire or other casualties. At its sole cost and expense, Tenant shall repair or replace any damage or injury to the Leased Premises caused by Tenant, its agents, employees or invitees.

         13. REPAIRS BY LANDLORD. Landlord shall, at its own cost and expense, except as may be provided elsewhere herein, make all necessary repairs of damage to the Building corridors, lobby, structural members of the Building and equipment used to provide the services referred to in Paragraph 11, unless any such damage is caused by acts or omissions of Tenant, its agents, employees or invitees, in which event Tenant shall bear the cost of such repairs. Tenant shall promptly give Landlord written notice of any damage in the Leased Premises or the Building requiring repair by Landlord, and Landlord shall not be liable for any damages resulting from the failure to make any such repair unless Landlord fails to make any such necessary repair within a reasonable time after receipt of notice from Tenant of the need to make such repair.

         14. FIRE OR OTHER CASUALTY. If at any time during the Term of this Lease, the Leased Premises or a substantial portion of the Building shall be damaged or destroyed by fire or other casualty, Landlord shall have the right, by giving Tenant written notice thereof at any time within thirty (30) days after the occurrence of such damage or destruction, to terminate this Lease or elect to repair and reconstruct the Leased Premises and the Building to substantially the same condition in which they existed immediately prior to such damage or destruction. If Landlord elects to repair and restore the Leased Premises and the Building (a) this Lease shall continue in full force and effect and such repairs and restoration shall be made within a reasonable time thereafter, subject to delays arising from the shortages of labor or material, acts of God, or other conditions beyond Landlord's control, (b) the Rental and Additional Rental shall abate proportionately during any period in which and to the extent the Leased Premises are not reasonably fit for use by Tenant in the ordinary conduct of its business, and (c) the Term of this Lease shall be extended by a period of time equal to the period during which the Leased Premises is not reasonably fit for use by Tenant as a result of such fire or other casualty. In the event this Lease is

Northpoint Atrium Office Lease                                            Page 7
terminated as herein permitted, (x) Landlord shall refund to Tenant the prepaid unaccrued Rental and Additional Rental, if any, less any sums then owing to Landlord by Tenant, or Tenant shall pay all Rental, Additional Rental and other sums owed to Landlord by Tenant, up to the date of such termination, as the case may be, and (y) the date of termination shall be the date of the occurrence of the fire or other casualty giving rise to Landlord's right to terminate.

         15. WAIVER OF SUBROGATION. Anything in the Lease to the contrary notwithstanding, Landlord and Tenant hereby waive any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises or any improvements thereto or contents thereof, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the parties hereto, their agents, officers and employees. On or prior to the Commencement Date, Landlord and Tenant each shall deliver to the other written evidence from such party's insurance carrier of:
(a) such insurance carrier's approval of the waiver of subrogation herein made and agreement that the same shall be effective against it and (b) that the waiver of subrogation herein made shall not invalidate such party's insurance coverage.

         16. COMPLIANCE WITH LAWS, USAGE AND SIGNS. Tenant, at its own expense, shall: (a) comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant, including, but not limited to, the payment of all taxes, license fees and other governmental charges applicable to Tenant's improvements and property in the Leased Premises or arising out of the conduct of Tenant's business; (b) not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate therefore to be increased; (c) not commit any act which is a nuisance or annoyance to Landlord or to any other tenants, or which might, in the judgment of Landlord, tend to injure the Building; (d) comply with rules and regulations ("Rules and Regulations") not inconsistent with this Lease from time to time promulgated by Landlord applicable to the Building; (e) not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior approval; and (f) not modify any window coverings installed by Landlord or install or place objects visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior approval. Attached hereto as Exhibit "C" is a copy of the currently effective Rules and Regulations.

         17.      INDEMNITY AND EXCULPATION.

         (a) Indemnity. (i) TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AND LANDLORD'S PARTNERS, EMPLOYEES AND INVITEES FROM ALL LOSSES, COSTS, DAMAGES OR EXPENSES RESULTING OR ARISING FROM ANY AND ALL INJURIES OR DEATH OF ANY PERSON OR DAMAGE TO ANY PROPERTY (A) CAUSED BY AN ACT, OMISSION OR NEGLECT OF (i) TENANT OR TENANT'S OFFICERS, EMPLOYEES, AGENTS, OR INVITEES,
                  (ii) OTHER PARTIES CONTRACTING WITH TENANT UNDER A CONTRACT RELATING TO THE LEASED PREMISES OR (iii) LANDLORD OR LANDLORD'S EMPLOYEES, AGENTS, OR INVITEES; OR (B) IN ANY MANNER ARISING OUT OF TENANT'S OCCUPANCY OF THE LEASED PREMISES.

                  (ii) LANDLORD SHALL INDEMNIFY AND HOLD HARMLESS TENANT AND TENANT'S PARTNERS, EMPLOYEES AND INVITEES FROM ALL LOSSES, COSTS, DAMAGES OR EXPENSES RESULTING OR ARISING FROM ANY AND ALL INJURIES OR DEATH OF ANY PERSON OR DAMAGE TO ANY PROPERTY
                  (A) CAUSED BY AN ACT, OMISSION OR NEGLECT OF (i) LANDLORD OR LANDLORD'S OFFICERS, EMPLOYEES, AGENTS, OR INVITEES, (ii) OTHER PARTIES CONTRACTING WITH LANDLORD UNDER A CONTRACT RELATING TO THE LEASED PREMISES OR (iii) TENANT'S OR TENANT'S EMPLOYEES,

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                  AGENTS, OR INVITEES; OR (B) IN ANY MANNER ARISING OUT OF
                  TENANT'S OCCUPANCY OF THE LEASED PREMISES.

         (b) Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TENANT WAIVES ALL CLAIMS AGAINST LANDLORD FOR ANY DAMAGE OR INJURY OF ANY KIND TO PERSONS OR PROPERTY DURING THE TERM OF THIS LEASE FROM ANY CAUSE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO: (A) THE USE, OCCUPANCY AND ENJOYMENT OF THE LEASED PREMISES BY TENANT; (B) THE ACTS OR FAILURE TO ACT OF ANY PARTY OR PARTIES ENTERING THE LAND, BUILDING OR LEASED PREMISES; (C) THE ACTS, OR FAILURE TO ACT OF ANY OTHER TENANT OR SUCH OTHER TENANT'S OFFICER, AGENTS, INVITEES OR OTHER PARTIES CONTRACTING WITH THEM, (D) THE CONDITION OR DESIGN OF THE BUILDING; (E) THE BUILDING BECOMING OUT OF REPAIR, (F) THE FAILURE OF OR DEFECT IN ANY MECHANICAL EQUIPMENT IN THE BUILDING; OR (G) THE LEAKING OF GAS, OIL, STEAM, OR WATER. ALL PROPERTY OF EVERY KIND WHICH MAY BE ON THE LEASED PREMISES DURING THE TERM OF THE LEASE SHALL BE AT THE SOLE RISK OF TENANT, AND LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE THERETO.

         (c) SCOPE OF INDEMNITIES AND WAIVERS. ALL INDEMNITIES AND WAIVERS, WHEREVER CONTAINED IN THIS LEASE, SHALL BE ENFORCED FOR THE BENEFIT OF THE APPLICABLE BENEFICIARY THEREOF, REGARDLESS OF ANY EXTRAORDINARY SHIFTING OR RISKS, AND EVEN IF THE APPLICABLE CLAIM IS CAUSED BY THE ACTIVE OR PASSIVE NEGLIGENCE OR SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF SUCH BENEFICIARY, AND REGARDLESS OF WHETHER LIABILITY WITHOUT FAULT OR STRICT LIABILITY IS IMPOSED UPON OR ALLEGED AGAINST SUCH BENEFICIARY, BUT NOT TO THE EXTENT THAT A COURT OF COMPETENT JURISDICTION HOLDS IN A FINAL JUDGEMENT THAT A CLAIM IS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH BENEFICIARY; LANDLORD AND TENANT ACKNOWLEDGES THAT THEY HAVE EXECUTED THIS LEASE IN MATERIAL RELIANCE UPON INCLUSION OF EACH SUCH INDEMNITY AND WAIVER.

         18. INSURANCE. Tenant shall maintain in full force during the Term hereof a policy of public liability and property damage insurance under which Landlord and Tenant are named as insureds. Such insurance shall also provide blanket contractual liability coverage. Tenant shall deliver to Landlord a copy of such policy or other evidence suitable to Landlord of the effectiveness of such insurance on request. The minimum limits of liability of such policy shall be $1,000,000 for injury or death in one occurrence, $2,000,000 annual aggregate and $100,000 with respect to damage to property. Such policy shall be issued by an insurance company or companies authorized to do business in Texas and which have policy holder ratings not lower than "A-" and financial ratings not lower than "VII" in Best's Insurance Guide. Each policy shall contain an endorsement providing that Landlord shall receive ninety (90) days prior notice of any cancellation of, non-renewal of, reduction of coverage or material change in coverage of said policy. It is expressly understood and agreed that the coverages required represent Landlord's minimum requirements and such are not to be construed to void or limit Tenant's obligations contained in this Lease, including without limitation Tenant's indemnity obligations hereunder.

         19. EMINENT DOMAIN. If during the Term of this Lease any part of the Leased Premises or the Building is taken by condemnation or conveyed to an entity having the power to take property by condemnation under threat of such a taking, Landlord may elect to terminate this Lease. If Landlord elects to continue the Lease, the Rental and Additional Rental, if any, shall be reduced in proportion to the area of the Leased Premises so taken or conveyed and Landlord shall repair any damage to the Leased

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Premises or the Building resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking or conveyance of the interest of Landlord and Tenant, whether as damages or as compensation, shall be the property of Landlord only. If this Lease is terminated pursuant to the provisions of this Paragraph 19, such termination shall be effective on and the Rental and Additional Rental, if any, shall be payable up to the date that possession is taken by the authority condemning or threatening to condemn and Landlord shall refund to Tenant any prepaid unaccrued Rental and Additional Rental, if any, less any sums then owing by Tenant to Landlord. The above notwithstanding, Tenant shall be able to make a separate claim for the value of its Leasehold Improvements and its Leasehold Interest.

         20. EVENTS OF DEFAULT. Each of the following acts, omissions or occurrences shall constitute an "Event of Default" and a material breach of this Lease by Tenant:

         (a) Failure by Tenant to timely pay any Rental, Additional Rental or other payments required to be paid hereunder. Tenant shall have the right to cure two (2) times per year with notice and not be an event of default.

         (b) Failure by Tenant to perform or observe any other covenant, condition or provision of this Lease to be performed or observed by Tenant prior to the expiration of ten (10) BUSINESS days after Landlord's delivery of written notice to Tenant of such failure;

         (d) The adjudication of Tenant to be bankrupt or insolvent, the filing of a petition in bankruptcy or other insolvency proceeding by or against Tenant, the filing of any petition or answer seeking relief under any provision of the United States Bankruptcy Code or any similar act by Tenant, the assignment for the benefit of creditors by Tenant, the filing of a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant for any of Tenant's property, or the filing of any proceeding by any governmental authority for the dissolution or liquidation of Tenant, unless any such involuntary receivership or proceeding against Tenant is dismissed or stayed within thirty
                  (30) days thereafter;

         (e) Abandonment or vacation of the Leased Premises or any significant portion thereof and the ceasation of regular rental payments;

         21. LANDLORD'S REMEDIES. Upon the occurrence of any Event of Default enumerated above, Landlord may, at its option, in addition to any and all other rights, remedies or recourses available to it hereunder or at law or in equity, do any one or more of the following:

         (a) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord;

         (b) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without terminating the Lease;

         (c)      Alter locks and other security devices at the Leased Premises;
                  and

         (d) Remove and store any or all of the office equipment and furniture situated in the Leased Premises.

Exercise by Landlord of any one or more remedies herein granted or otherwise available shall not be deemed to be an acceptance or surrender of the Leased Premises, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. In the event that Landlord alters the locks and other security devices at the Leased Premises, Tenant may procure a new key from Landlord during Tenant's regular business hours to access the Leased

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Premises, so long as Tenant has cured any monetary default hereunder and repaid
Landlord for any expenses incurred in the alteration of the locks and other security devices to the Leased Premises. This Lease shall control in the event of conflicts with Section 93 of the Texas Property Code. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant's property within the Building, after the occurrence of any Event of Default. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TENANT WAIVES ALL CLAIMS FOR DAMAGES BY REASON OF SUCH RE-ENTRY, REPOSSESSION, ALTERATION OF LOCKS OR OTHER SECURITY DEVICES, AND REMOVAL OF OFFICE EQUIPMENT AND FURNITURE, AS ARE ALL CLAIMS FOR DAMAGES BY REASONS OF ANY DISTRESS WARRANT, FORCIBLE DETAINER PROCEEDINGS, SEQUESTRATION PROCEEDINGS OR OTHER LEGAL PROCESS. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise. In the event Landlord elects to terminate the Lease by reason of the occurrence of an Event of Default, then notwithstanding any such termination, Tenant shall be liable for and shall pay to Landlord the sum of all Rental, Additional Rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount of money equal to the excess (if any) of the total Rental and all other payments due for the balance of the Term of this Lease over the fair market value of the Leased Premises for the balance of the Term of this Lease as of the occurrence of the Event of Default. Upon the occurrence of an Event of Default, Tenant shall also be liable for and shall pay to Landlord upon demand, in addition to any other sums provided to be paid hereunder, (a) all broker's fees incurred by Landlord in connection with reletting of all or any portion of the Leased Premises, (b) the costs of removing and storing Tenant's or other occupant's property found in the Leased Premises, (c) the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant, and (d) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorney's fees. All Rental, Additional Rental and other payments which are more than thirty (30) days past due shall bear interest from their respective due dates until paid at the highest rate allowed by applicable law or if there is no such highest rate at the rate of one and a half percent (1.5%) per month. In the event of termination or repossession of the Leased Premises upon the occurrence of an Event of Default, Landlord shall not have any obligation to relet or attempt to relet the Leased Premises or any portion thereof or to collect any rental after any such reletting. In the event of any such reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, for any rental and for any use and purpose. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TENANT SHALL INDEMNIFY AND DEFEND LANDLORD AGAINST ALL CLAIMS ARISING FROM ANY BREACH OF TENANT'S OBLIGATIONS UNDER THIS LEASE.

         22. NON-WAIVER No consent or waiver, express or implied, by Landlord to or of any breach in the performance or observance by Tenant of any of the covenants, conditions or provisions in this Lease shall be construed as a consent or waiver to or of any other breach in the performance or observance by Tenant of the same or any other covenant, condition or provision. Neither the failure on the part of Landlord to complain of any action or non-action on the part of Tenant or to declare Tenant in default, no matter how long such failure may continue, nor acceptance of Rental, Additional Rental or other sums from Tenant after any such breach, shall be deemed to be a waiver by Landlord of any of its rights hereunder, except as otherwise specifically provided herein. Receipt by Landlord of Tenant's keys to the Leased Premises shall not constitute an acceptance of surrender of the Leased Premises. Time is of the essence with respect to the performance and observance by Tenant of every covenant, condition and provision of this Lease.

         23. DEFAULT BY LANDLORD. In the event of any default by Landlord hereunder, Tenant's exclusive remedy shall be an action for damages (Tenant waives (i) the benefit of any laws granting it a lien upon the property of Landlord and/or upon the Rental and Additional Rental due to Landlord). Prior to any such action Tenant shall give Landlord written notice specifying such default with reasonable detail, and Landlord shall thereupon have thirty (30) days in which to cure any such

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default. If such default cannot reasonably be cured within such thirty (30) day period, the length of such period shall be extended for the period reasonably required therefore if Landlord commences curing such default within such thirty
(30) day period and continues the curing thereof with reasonable diligence and continuity. Unless Landlord fails to cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder shall be construed as covenants, not conditions, and all such obligations shall be binding upon Landlord only during the period of its ownership of the Building, and not thereafter. The term "Landlord" shall mean only the last owner of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon by released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term of this Lease upon each new owner of the Building for the duration of such owner's ownership of the Building. In addition, Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord pursuant to this Lease, it being agreed that neither Landlord nor any successors or assigns of Landlord nor any future owner of the Building shall ever be personally liable for any such judgment.

         24. ASSIGNMENT AND SUBLETTING. Tenant shall not assign or otherwise transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease or any interest herein, and shall not sublet the Leased Premises or any portion thereof, or any right or privilege appurtenant thereto, or suffer or permit any other party to occupy or use the Leased Premises or any portion thereof, without the prior express written consent of Landlord and such consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any such consent, the undersigned Tenant shall remain jointly and severally liable for the performance of the obligations of Tenant pursuant to the terms hereof along with each approved assignee or subtenant, who shall automatically become liable for all such obligations, and Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and or any assignee or subtenant without proceeding in any way against any other person.

         25. ATTORNEY'S FEES. IN THE EVENT EITHER PARTY REQUIRES THE SERVICES OF AN ATTORNEY IN CONNECTION WITH ENFORCING THE TERMS OF THIS LEASE, OR IN THE EVENT SUIT IS BROUGHT FOR THE RECOVERY OF ANY RENT DUE UNDER THIS LEASE, FOR THE BREACH OF ANY COVENANT OR CONDITION OF THIS LEASE, FOR THE RESTITUTION OF THE PREMISES TO LANDLORD, OR FOR THE EVICTION OF TENANT, EITHER DURING THE LEASE TERM OR AFTER THE EXPIRATION THEREOF, THE PARTY PREVAILING IN SUCH LEGAL ACTION SHALL BE ENTITLED TO AN AWARD FOR ALL LEGAL COSTS AND EXPENSES, INCLUDING, BUT NOT LIMITED TO, A REASONABLE SUM FOR ATTORNEYS' FEES.

         26. SURRENDER OF LEASED PREMISES AND HOLDING OVER. On the last day of the original scheduled Term of this Lease, or upon the earlier termination of this Lease, Tenant shall peaceably and quietly leave, surrender and yield up to Landlord the Leased Premises, free of all claims, broom clean and in good order and repair, ORDINARY WEAR AND TEAR ACCEPTED. Prior to the surrender of the Leased Premises to Landlord, Tenant at its sole cost and expense shall remove all liens and other encumbrances that have resulted from the acts or omissions of Tenant. If Tenant fails to do any of the foregoing, Landlord may without notice, enter upon, re-enter, possess and repossess the Leased Premises, by force, summary proceedings, ejectment, forcible detainer, or otherwise and may dispossess and remove Tenant and all persons and property from the Leased Premises; and Tenant hereby waives any and all damages or claims for damages as a result thereof. Such dispossession and removal of Tenant shall not constitute a waiver by Landlord of any claims by Landlord against Tenant. If Tenant does not surrender possession of the Leased Premises at the end of the original scheduled Term or upon the termination of this Lease, Tenant shall be a tenant-at-sufferance of Landlord and the Rental, Additional Rental and other payments due during the period of such holdover shall be ONE HUNDRED TWENTY FIVE

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PERCENT (125%) OF the amounts hereinabove provided in effect immediately prior to the end of the original scheduled Term or earlier termination of this Lease UNLESS OTHERWISE AGREED TO IN WRITING, IN ADVANCE BETWEEN LANDLORD AND TENANT.

         27.      SUBORDINATION, ATTORNMENT AND CERTIFICATES.

Tenant further agrees:

         (a) That this Lease and all of the rights and interests of the Tenant hereunder shall be subject and subordinate to any mortgage or deed of trust (whether one or more) which may now or hereafter constitute a lien upon the Building (hereinafter called "Mortgage", and the holder or beneficiary of any such Mortgage being hereinafter called "Mortgagee") to the same extent as if the Mortgage had been executed, delivered and recorded prior to the execution of this Lease; provided, however, that any Mortgagee shall have the right at any time to elect, by written notice to Tenant, to make this Lease and the rights and interests of Tenant hereunder superior to the Mortgage held by such Mortgagee;

         (b) That, notwithstanding the subordination of this Lease pursuant to this Paragraph 27 or any subordination of this Lease which may exist by virtue of the execution of this Lease subsequent to any Mortgage, at the election of any Mortgagee this Lease shall not terminate in the event of, or on account of, the foreclosure or other action taken under the Mortgage held by such Mortgagee but shall continue in effect as a Lease in accordance with all of the terms and provisions hereof between Tenant and any party ("Transferee"), including such Mortgagee, which shall be the transferee of title to the Building pursuant to such foreclosure or other action for enforcement of any such Mortgage, (including, but not limited to, the execution and delivery of a deed in lieu of foreclosure); and Tenant will attorn and be liable to and recognize such Transferee and its successors and assigns as Tenant's landlord for the balance of the term of this Lease upon and subject to all of the terms and provisions hereof. Such Transferee shall not be bound by any act, omission or default of any prior Landlord under this Lease or any offsets or defenses which Tenant may have against any such prior Landlord;

         (c) Any Mortgagee to which the Landlord's interest in this Lease and/or any of the rents payable hereunder shall be assigned and any Transferee shall not be bound by any pre-payment of any rent to any prior Landlord under this Lease (other than the Rental and Additional Rental, if any, for the current month) or any amendment, modification or termination of this Lease or any waiver, consent or other action taken with respect to this Lease unless such Mortgagee shall have given its written consent thereto. Furthermore, neither such assignment of this Lease and/or the rents payable hereunder, nor any actions by any Mortgagee under such assignment shall be deemed an assumption by such Mortgagee of Landlord's obligations under this Lease.

         (d) That, after receiving written notice from any Mortgagee of its mortgage interest and specifying an address or addresses for notices, Tenant shall, so long as such Mortgage is outstanding, give to such Mortgagee copies of any notices of default on the part of the Landlord under this Lease, and copies of such other notices as are required to be given to Landlord under this Lease. Such copies of notices shall be given concurrently with the giving of such notices to the Landlord and shall be sent certified mail, return receipt requested. In the case of any notices of default, each Mortgagee shall be permitted to cure any such default within a period of sixty (60) days after such Mortgagee receives such notice of default or such further period of time as may be required for such Mortgagee to cure such default acting with diligence and, if so cured by such Mortgagee, Tenant shall not have any such rights or remedies as would otherwise be available to it on account of such default;

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         (e)      That all of the foregoing provisions of subparagraphs (a)
                  through (d) inclusive of this Paragraph 27(e) shall be self-operative and shall not require any further agreement or document by Tenant; and any Mortgagee or Transferee may rely upon the applicable provisions of this Paragraph 27(e) without any further agreement or document by Tenant. In confirmation of the same, however, Tenant shall, upon request, execute promptly any further agreements, documents or confirmations which may be desired by any Mortgagee or Transferee as further confirmation and evidence of any or all of the agreements contained in said subparagraphs (a) through (d) inclusive of this Paragraph 27(e);

         (f) That the Tenant shall promptly, whenever requested by the Landlord or a Mortgagee, prospective Mortgagee, purchaser ("Purchaser") of the Building or Land or prospective Purchaser, execute, acknowledge and deliver to the Landlord and such Mortgagee, prospective Mortgagee, Purchaser or prospective Purchaser a certificate in writing as to the then status of this Lease and any matters pertaining to this Lease, including without limitation, the effectiveness of this Lease at that time and the status of rent hereunder, any defaults hereunder, and that the Landlord, any Mortgagee or prospective Mortgagee, Purchaser or prospective Purchaser shall be entitled to rely thereon. SUCH MORTGAGEE SHALL PROVIDE TENANT WITH A SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT PROVIDING INTER ALIA(i) THAT THIS LEASE IS SUBORDINATE TO THE LIEN OF THE MORTGAGE (IF SO ELECTED BY MORTGAGEE), (ii) THAT TENANT'S RIGHT OF POSSESSION WILL NOT BE DISTURBED BY THE MORTGAGEE (OR BY ANY SUBSEQUENT TRANSFEREE OF THE LANDLORD'S INTEREST) IN CONNECTION WITH ANY MORTGAGE FORECLOSURE PROCEEDINGS SO LONG AS TENANT PERFORMS ITS OBLIGATIONS SET FORTH IN THE LEASE, AND (iii) THAT TENANT SHALL ATTORN TO THE FORECLOSING MORTGAGEE OR PURCHASER AT A FORECLOSURE SALE.

         28. LANDLORD'S RIGHT TO ENTRY. Landlord shall have the right at all reasonable times UPON REASONABLE NOTICE during the term of this Lease to enter upon the Leased Premises to inspect the condition thereof, to show same to prospective new tenants or Purchasers, to determine if Tenant is performing its obligations under this Lease, and to perform the obligations of Landlord to make the repairs and restoration that Landlord is obligated to perform under this Lease.

         29. NOTICES. Any notice to be given hereunder by one party to the other shall be in writing and the same shall be given and shall be deemed to have been given if delivered in person to the address set forth opposite such party's signature below for the party to whom the notice is given, or if placed in the United States mail, postage prepaid, registered or certified with return receipt requested, addressed to the party at such address. From time to time either party may designate another address for all purposes of this Lease by mailing to the other party not less than fifteen (15) days' written notice of such change of address in accordance with the provisions hereof.

         30.      HAZARDOUS MATERIALS.

         (a) Definition. A "hazardous material" is any toxic, ignitable, reactive or corrosive substance now or hereafter regulated by any governmental authority, including any substance defined by applicable law as a "hazardous waste", "extremely hazardous waste", "hazardous substance", "hazardous material" or "regulated substance". "Contamination" means any release or disposal of a hazardous material in or about the Premises or the Project which may result in a fine, use restriction, cost recovery lien, remediation requirement or other government action or imposition affecting Landlord. For purposes of this Lease, claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all

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         costs of site investigation, remediation, removal and restoration work.

         (b) Restrictions. No hazardous materials shall be brought upon, kept, used or disposed of in or about the Premises or the Project by any Tenant Party without Landlord's prior written consent, unless Tenant (i) demonstrates to Landlord's reasonable satisfaction that any such hazardous material is necessary in the ordinary course of Tenant's business and shall be used, kept and stored in compliance with applicable law; and (ii) gives Landlord written notice of any such hazardous material, including the current material safety data sheet.

         (c) Remediation. If Contamination occurs, Tenant shall, at its expense, promptly take all actions necessary to return the Premises, the Land and Building to its condition prior to such Contamination, subject to Landlord's prior written approval of Tenant's proposed methods, times and procedures for remediation. Tenant shall provide Landlord reasonably satisfactory evidence that such actions shall not adversely affect Landlord or the Contaminated property. Landlord may require that a representative of Landlord be present during any such actions and/or that such actions be taken after business hours. If Tenant fails to take any necessary remediation actions within thirty
         (30) days after written notice from landlord or an authorized governmental agency, Landlord may take such actions and Tenant shall reimburse Landlord therefore, plus a fifteen percent (15%) administrative fee, within thirty (30) days of Landlord's invoice.

         31. PARKING. Tenant will be provided up to TWENTY-FIVE (25) covered, reserved and ONE HUNDRED SIXTY-SIX (166) unreserved, surface parking spaces. All parking shall be at no charge for the term of the Lease. ADDITIONALLY, IN THE EVENT TENANT EXPANDS ITS SPACE PURSUANT TO ITS EXPANSION RIGHTS CONTAINED IN THE ADDENDUM CONTAINED IN THIS LEASE, LANDLORD AT ALL TIMES SHALL BE ABLE TO PROVIDE TENANT A PARKING RATIO EQUAL TO SEVEN (7) SPACES PER 1,000 RENTABLE SQUARE FEET LEASED BY TENANT. FAILURE TO PROVIDE FOR THE AFOREMENTIONED RATIO SHALL CONSTITUTE THE DEFAULT ON THE PART OF THE LANDLORD AND LANDLORD SHALL HAVE NINETY (90) DAYS FROM THE DATE OF NOTICE TO CURE SUCH DEFAULT.

         32. ENVIRONMENT. Landlord, in its sole and absolute discretion, shall have the right but not the duty to control the environment of the Building and all leased spaces. Tenant agrees to comply with all such Landlord requirements imposed from time to time. Landlord's environmental controls shall extend to and include smoke and odors from within the Leased Premises that may emanate outside the Leased Premises, or that may diminish the useable life or value of the interior improvements. Failure to comply with Landlord's requirements shall constitute an event of default.

         33. GENERAL PROVISIONS. No oral statements or prior written matter not specifically incorporated herein shall be of any force or effect. Tenant agrees that in entering into and taking this Lease, it relies solely upon the representations and agreements contained in this Lease. This Lease shall not be modified except by a written agreement executed by both parties hereto. This Lease and the rights and obligations of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas in effect from time to time, except that in interpreting and enforcing the provision relating to interest rates, the term "applicable law" shall be construed to include the laws of the State of Texas or the United States, whichever is applicable. All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular and plural of such personal pronouns shall include the other. Captions are included herein for convenience only and shall not limit or amplify the provisions of this Lease. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. All determinations, approvals and estimates (including but not limited to those made pursuant to Paragraphs 5 and 11) made by Landlord pursuant to the provisions of this Lease shall be conclusive while Landlord is acting in good faith which shall be presumed. Landlord may change the name of the Building at any time and may place and remove signs on the Building and the Land from time to time. Subject to the limitations set forth in Paragraph 24, this Lease shall be binding

Northpoint Atrium Office Lease                                           Page 15
upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. All exhibits mentioned herein and attached hereto are incorporated herein for all purposes.

         34. QUIET ENJOYMENT. If, and so long as, Tenant pays the Rent reserved hereunder and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or any person or entity claiming by or through Landlord, subject to the terms, covenants and conditions of this Lease.

         35. BROKERAGE FEES. Landlord and Tenant recognize that Tenant has been represented by Signature Associates-ONCOR International in this transaction. A real estate commission is expected to be paid for the initial space term as well as for expansions subject to the terms of an agreement between Landlord and Signature Associates dated _____________________. This lease shall provide Tenant with set-off rights should Landlord fail to pay Signature Associates the commission in a timely manner.

         IN WITNESS WHEREOF, this Lease Agreement is executed as of the date first set forth above.

LANDLORD:                                            TENANT:
Northpoint Atrium Office Building, Ltd.              Asset Acceptance, LLC
By: Northpoint Atrium, L.C.
Its General Partner

By:__________________________________                By:________________________
Print Name:__________________________                Print Name: Brad Bradley
Title:_______________________________                Title:      President

Northpoint Atrium Office Lease                                           Page 16

                                    ADDENDUM

This Addendum is hereby made a part of the Lease Agreement dated _______________ by and between NORTHPOINT ATRIUM LIMITED PARTNERSHIP, ("Landlord"), and ASSET ACCEPTANCE, LLC ("Tenant"). IN THE EVENT IF ANY CONFLICTS BETWEEN THIS ADDENDUM AND THE LEASE AGREEMENT DATED ___________, THIS ADDENDUM SHALL CONTROL.

1. TENANT IMPROVEMENTS. Landlord, at its sole expense and using building standard materials, shall provide turn key improvements as described in Tenant's final plans and specifications as shown on the attached Exhibit "B-1", including, but not limited to new construction of office walls, new paint, new carpet where needed, and the minor make-ready work that is required. Any other improvements desired by Tenant shall be at Tenant's sole expense. Landlord shall control and have the right of approval regarding all aspects of the improvement process. FURTHER, TENANT SHALL BE SOLELY RESPONSIBLE FOR THE INSTALLATION AND ONGOING MAINTENANCE OF THE BACKUP POWER GENERATOR, THE FIRE SUPPRESSION SYSTEM AND THE SECURITY ALARM LOCATED WITHIN THE LEASED PREMISES.

2. OPTION TO RENEW. Tenant shall have ONE (1) Option to Renew the Lease for an additional term of SIXTY (60) months. Such Option to Renew is on an "as-is" basis and all terms and conditions shall remain the same, except that the Base Rental shall be modified to the then current market rate for space at the Building. In order to exercise this option, Tenant must provide written notice to Landlord of its intent to exercise this right at least ONE HUNDRED EIGHTY (180) days prior to the expiration of the Lease Term. LANDLORD'S DETERMINATION OF THE FAIR MARKET RENTAL VALUE OF THE PREMISES SHALL TAKE INTO ACCOUNT THE FAIR MARKET RENTAL OF SIMILAR BUILDINGS IN THE NORTH CENTRAL SUBMARKET. LANDLORD AND TENANT SHALL EXECUTE AN AMENDMENT TO THIS LEASE EVIDENCING THE EXERCISE OF THE RENEWAL OPTION AND THE REVISIONS TO THIS LEASE RESULTING FROM THE EXERCISE OF THE RENEWAL OPTION.

     Notwithstanding the foregoing, if, at any time during the term of this Lease, Tenant is or becomes in default of any term or provision of this Lease and such default has not been cured, then Tenant shall waive and have no rights whatsoever with regard to this Option to Renew. Further, this Option to Renew IS FULLY ASSIGNABLE BY TENANT TO ANY SUBSEQUENT WHOLLY-OWNED RELATED ENTITY OR ASSIGNEE.

3. RIGHT OF FIRST REFUSAL AND EXPANSION. Tenant shall have the right of first refusal to lease the area identified on Exhibit "D" to this Lease as (the "REFUSAL Space") under the following terms and conditions:

         (a) WITH THE EXCEPTION OF THE PENDING CORINTHIAN COLLEGE LEASE, LANDLORD MUST GIVE TENANT WRITTEN NOTICE (THE "NOTICE") to Tenant specifying the terms of the letter of intent or proposal once Landlord receives a bona-fide binding or non-binding letter of intent or proposal to or from a specific prospective tenant that contains a statement of the material economic terms for a lease and that includes ANY CONTIGUOUS SPACE OF 5,000 SQUARE FEET OR LARGER IN THE AREAS ILLUSTRATED ON EXHIBIT "D" (THE "RIGHT OF FIRST REFUSAL & EXPANSION SPACE"), and Tenant will have the option to lease the portion of the REFUSAL Space described in the Notice upon the terms stated in the Notice. NOTWITHSTANDING THE ABOVE, IF NOTICE IS GIVEN DURING THE INITIAL EIGHTEEN (18) MONTHS OF THE PRIMARY LEASE TERM, TENANT SHALL BE PROVIDED THE SAME TERMS AND CONDITIONS AS UNDER THE LEASE EXCEPT THAT THE LANDLORD'S OUT-OF-POCKET EXPENSES WILL BE REDUCED PROPORTIONATELY RELATIVE TO THE TERM REMAINING IN THE LEASE AND ALL SUCH EXPANSIONS SHALL BE CO-TERMINUS WITH THE LEASE.

         (b) Landlord must receive written notice from Tenant of its unconditional and irrevocable acceptance of the terms stated in the Notice no later than ten (10) BUSINESS days after Tenant's receipt of the Notice, failing which, Landlord will be free thereafter to lease all or any part of the REFUSAL Space; and in connection with such leasing, Landlord may agree to changes to the terms stated in the Notice without Tenant's consent or approval so long as the changes are the result of

Northpoint Atrium Office Lease                                           Page 17
         arm's-length negotiations between Landlord and a prospective tenant and not the result of bad faith or collusion.

         (c) If Landlord has received written notice from Tenant of its unconditional and irrevocable acceptance of the terms stated in the Notice not later than ten (10) BUSINESS days after Tenant's receipt of the Notice, the portion of the Expansion Space described in the Notice will be added to the Premises, Landlord will deliver such portion of the Expansion Space to Tenant at the time and in the condition described in the Notice, Tenant will commence payment of Rent with respect to such portion of the Expansion Space in accordance with the terms of the Notice, and all other terms of Tenant's leasing and occupancy of such portion of the Expansion Space will be as provided in this Lease except as otherwise provided in the Notice. When requested by Landlord, Tenant must execute an appropriate amendment to this Lease to reflect the addition of such portion of the Expansion Space to the Premises.

         (d) During the initial EIGHTEEN (18) months of the primary Lease term, Tenant shall have a non-exclusive expansion option on the Expansion Space (the "Expansion Option") WHICH IS DEFINED AS ANY CONTIGUOUS SPACE OF 5,000 SQUARE FEET OR LARGER IN THE AREAS ILLUSTRATED ON EXHIBIT "D" (THE "RIGHT OF FIRST REFUSAL & EXPANSION SPACE"). To exercise the Expansion Option, Tenant shall give Landlord written notice of its intention to do so and such notice shall also include the approximate portion of the Expansion Space that Tenant would like to occupy (the "Expansion Notice"). Landlord may exercise reasonable discretion in determining the shape and size of any space taken under the Expansion Option to insure that the remaining space, if any, is leasable. Subsequent to Landlord's receipt of the Expansion Notice, both parties hereunder will move diligently to facilitate Tenant's occupancy of all or part of the Expansion Space. All other terms and conditions relative to space taken under the Expansion Option shall be the same as under the Lease except that the Landlord's out-of-pocket expenses will be reduced proportionately relative to the term remaining in the Lease and all such expansions shall be co-terminus with the Lease. The Tenant Improvement Allowance calculation will be based upon an original allowance of $6.00 per rsf and the Base Rent will be the same as in the Lease.

4. SUBLEASE AND ASSIGNMENT. Not withstanding anything contained herein, Tenant shall have the right to assign the Lease in its entirety or to sublease all or any portion of the Premises without the consent of Landlord to (a) any entity resulting from a merger or consolidation with Tenant, (b) any entity succeeding to the business and assets of Tenant, or (c) any subsidiary or affiliate of Tenant. Any other assignment or sublease would require the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The Landlord shall have no right to recapture subleased space.

5.   ADDRESS FOR NOTICES:                         ASSET ACCEPTANCE LLC
                                                  6985 MILLER RD.
                                                  WARREN, MICHIGAN 48092
                                                  ATTN: MARK A. REDMAN
                                                  PHONE:586-446-7803
                                                  FAX: 586-446-7832

LANDLORD:                                         TENANT:
Northpoint Atrium Office Building, Ltd.           Asset Acceptance, LLC
By: Northpoint Atrium, L.C.
Its General Partner

By:__________________________________             By:___________________________

Print Name:__________________________             Print Name:___________________

Title:_______________________________             Title:________________________

Northpoint Atrium Office Lease                                           Page 18

                                   EXHIBIT "A"

                             LAND LEGAL DESCRIPTION

Lot 3, Block 4, NCB 16377 Harmony Hill Subdivision Unit 5-B, City of San Antonio, Bexar County, Texas.

Northpoint Atrium Office Lease                                           Page 19

                                   EXHIBIT "B"
                          DEPICTION OF LEASED PREMISES

[FLOOR PLAN]

Northpoint Atrium Office Lease                                           Page 20

                                  EXHIBIT "B-1"
                         TENANT IMPROVEMENTS WORK LETTER
                                   PAGE 1 OF 3

         1. Walls to be demolished and rebuilt as illustrated on the attached Space Plan.

         2. A Fixed Office Window as described in the attached Window Types exhibit shall be installed twelve (12) offices as indicated on the attached Space Plan.

         3. A Reception Window as described in the attached Window Types exhibit shall be installed in the reception area.

         4. The Leased Premises shall be entirely repainted at a color of Tenant's choosing.

         5. Landlord shall selectively re-carpet the areas requiring new carpet due to the demolition and reconstruction of offices with a carpet that closely matches the existing carpet.

         6. Landlord shall selectively relocate the existing reflective lighting in order to accommodate the construction of the additional offices.

         7. The Landlord will not be replacing the existing wall-covering in the restrooms.

         8. The Landlord will be painting over the existing wall-covering in the break room.

         9. The Tenant shall be solely responsible for the installation and ongoing maintenance of all hardware items located in or related to the raised floor computer room, including but not limited to the backup power generator and UPS system, the air conditioner, the fire suppression system and the security alarm located within the Lease Premises. Landlord shall have the air conditioning system located within the raised floor computer room inspected prior to delivery of the Leased Premises and Landlord, at Landlord's sole expense shall perform any required maintenance to said air conditioner.

         10. Landlord will not be making any modifications to the restrooms located within the Leased Premises. There is presently one (1) ADA restroom located within the Leased Premises and the common area restrooms located on the first floor of the Building are also ADA compliant.

Northpoint Atrium Office Lease                                           Page 21

                                  EXHIBIT "B-1"
                                   PAGE 2 OF 3
                                   SPACE PLAN

[FLOOR PLAN]

Northpoint Atrium Office Lease                                           Page 22

                                  EXHIBIT "B-1"
                                   PAGE 3 OF 3
                               WINDOW TYPE EXHIBIT

[FLOOR PLAN]

Northpoint Atrium Office Lease                                           Page 23

                                   EXHIBIT "C"
                              RULES AND REGULATIONS

1. Landlord agrees to furnish Tenant two keys without charge. Additional keys will be furnished at a nominal charge. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior written approval of Landlord. All lock cylinders and other locking devices placed on room doors including suite entry doors shall be of the same manufacture as those installed in non-lease areas and shall be keyed into the Building housekeeping master key and the Building grand master key. Landlord may permit entrance to Tenant's offices by use of such master keys which shall at all times be controlled by Landlord or Landlord's employees, and authorized contractors and service personnel employed and supervised by Landlord. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Tenant must upon termination of its tenancy restore to Landlord all keys furnished to or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

2. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for Landlord's approval before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Leased Premises, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Leased Premises or the Property.

3. Tenant shall not at any time occupy any part of the Leased Premises as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on the Leased Premises or in any part of the Property any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises or the Property any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without the written consent of Landlord. Tenant may install a microwave oven, common toaster oven and a dishwasher. Not withstanding anything contained herein, Landlord shall allow Tenant to have outdoor picnics utilizing a propane barbeque grill in an area that is to be mutually acceptable to Landlord and Tenant.

5. Landlord will not be responsible for lost or stolen merchandise, trade fixtures, furniture, furnishings, personal property, equipment, money or jewelry from the Leased Premises or the Property regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs (except seeing eye dogs), cats, fowl, or other animals or any aquariums shall be brought into or kept in or about the Leased Premises or Property.

7. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant's agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

Northpoint Atrium Office Lease                                           Page 24

9. The doors, sashes, window glass, lights and skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilets and urinals shall not be used for any purpose other than those for which they were intended and constructed, and no rubbish, newspapers or other substance of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Tenant shall not mark, drive nails, screws or drill into, paint nor in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work. The expense of any breakage, stoppage or damage resulting from a violation of this rule by Tenant shall be born by Tenant. Tenant shall be permitted to hang pictures on the walls of its offices, but it must be done in a workmanlike manner and in such a way as not to damage or deface such walls in an abnormal manner.

10. Tenant shall not make or permit any noise, odor or act that is objectionable to other occupants of the Building to emanate from the Premises, and shall not create or maintain a nuisance thereon, shall not do any act tending to injure the reputation of the Building.

11. Tenant shall not install or operate any phonograph, stereo equipment, cassette or disc player, musical instrument, radio receiver or similar device or equipment in the Building in such manner as to disturb or annoy other tenants of the Building or the neighborhood. Tenant shall not install any antennae, aerial wires or other equipment outside the Building without a prior written consent of Landlord.

12. Nothing shall be thrown out of the windows of the Property or down the stairways or other passages.

13. Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Leased Premises or the Property. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense.

14. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate Tenant's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of its Leased Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

15. Movement in or out of the Property of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials which required use of elevators or stairways, or movement through the Property entrances or lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article,

Northpoint Atrium Office Lease                                           Page 25
         equipment or any other item from being brought into the Property. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

16. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including radiology equipment, libraries, safes, large files, etc., that are to be placed in the Building, and only those which in the opinion of Landlord will not do damage to the floors, structure and/or elevators may be moved into said Building. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said Building or the existence of same in said Building shall be paid for by Tenant.

17. Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

18. Tenant shall not lay floor covering within the Leased Premises without written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

19. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Property.

20. During all hours other than regular hours, Landlord reserves the right to exclude from the Property, all persons who are not known to the Property security personnel and who do not present a pass to the Property signed by the Tenant. Each Tenant shall be responsible for all persons for whom Tenant supplies a pass.

21. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Leased Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

22. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Leased Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Leased Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Leased Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Leased Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's Lease.

23. Tenant shall not use in any space, or in the common areas of the Building, any handtrucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant in to Building or kept in or about the Leased Premises without prior written approval of Landlord.

24. Tenant shall store all its trash and garbage within the Leased Premises until daily removal of same by Tenant to such location in the Building as may be designated from time to time by Landlord. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Leased Premises is located without being in violation of any law or ordinance governing such disposal.

25. Tenant shall not permit the use or the operation of any coin operated machines on the Leased

Northpoint Atrium Office Lease                                           Page 26

         Premises, including, without limitation, video games, pinball machines, or pay telephones without the prior written consent of Landlord. Tenant's vending machines shall be the sole exception to this rule.

26. As used in the Lease, "Business Days" means Monday through Saturday (except holidays) and "Regular Building Hours" are 7:00 a.m. to 7:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday; and "holidays" means New Years Day, Fourth of July, Labor Day, Thanksgiving and Christmas, together with such other holidays designated by Landlord consistent with those holidays designated by landlords of comparable office buildings located in the county in which the Building is located.

27. All Christmas and other temporary or special decorations shall be made of flame/fire retardant material. Such decorations may be placed by Tenant upon the Premises no sooner than a reasonable time prior to the day or period for which such decorations were intended and shall be removed by Tenant at its sole cost from the Premises and the Complex within seven (7) days following such day or period.

28. Landlord desires to maintain in the Property the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The cooperation of Tenant's employees and invitees will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Leased Premises and for the preservation of good order therein.

Northpoint Atrium Office Lease                                           Page 27

                                   EXHIBIT "D"
                   RIGHT OF FIRST REFUSAL AND EXPANSION SPACE
                                  (PAGE 1 OF 3)

[FLOOR PLAN]

Northpoint Atrium Office Lease                                           Page 28

                                   EXHIBIT "D"
                   RIGHT OF FIRST REFUSAL AND EXPANSION SPACE
                                  (PAGE 2 OF 3)

[FLOOR PLAN]

Northpoint Atrium Office Lease                                           Page 29

                                   EXHIBIT "D"
                   RIGHT OF FIRST REFUSAL AND EXPANSION SPACE
                                  (PAGE 3 OF 3)

[FLOOR PLAN]

Northpoint Atrium Office Lease                                           Page 30